UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2018

TALOS PETROLEUM LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12074	72-1235413
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 2000

Houston, Texas, 77002

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 328-3000

STONE ENERGY CORPORATION

625 E. Kaliste Saloom Road

Lafayette, Louisiana, 70508

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introduction

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced combination of Stone Energy Corporation (“Stone”) and Talos Energy LLC (“Talos Energy”). The combination was completed on May 10, 2018 (the “Closing Date”) pursuant to a Transaction Agreement (the “Transaction Agreement”), dated as of November 21, 2017, among Stone, certain of its subsidiaries, Sailfish Energy Holdings Corporation (which was renamed “Talos Energy Inc.”) (“New Talos”) and Sailfish Merger Sub Corporation (“Merger Sub”), Talos Energy and its indirect wholly owned subsidiary, Talos Production LLC (“Talos Production”). Pursuant to the terms of the Transaction Agreement, a series of transactions (the “Transactions”) occurred on the Closing Date, including (i) the merger of Merger Sub with and into Stone, with Stone surviving the merger as a direct wholly owned subsidiary of New Talos (the “Merger”), (ii) the contribution of 100% of the equity interests in Talos Production to New Talos in exchange for shares of New Talos common stock, (iii) the contribution of $102 million in aggregate principal amount of senior unsecured notes issued by Talos Production and Talos Production Finance Inc. (together with Talos Production, the “Talos Issuers”) to New Talos by entities controlled by or affiliated with Apollo Management VII, L.P., Apollo Commodities Management, L.P., with respect to Series I, and Riverstone Energy Partners V, L.P. in exchange for shares of New Talos common stock, (iv) the exchange of second lien bridge loans issued by the Talos Issuers for newly issued 11.0% second-priority senior secured notes of the Talos Issuers (the “New Second Lien Notes”) and (v) the exchange of senior secured notes issued by Stone for New Second Lien Notes.

As a result of the Merger, each share of Stone common stock outstanding immediately prior to the Merger (other than treasury shares held by Stone, which were cancelled for no consideration) was converted into the right to receive one share of New Talos common stock. The New Talos common stock began trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “TALO” on May 10, 2018. Following the completion of the Transactions, Stone stockholders hold 37% of the outstanding New Talos common stock and Talos Energy stakeholders hold 63% of the outstanding New Talos common stock.

The issuance of New Talos common stock in connection with the Merger was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to New Talos’s registration statement on Form S-4 (333-222341) initially filed with the U.S. Securities and Exchange Commission on December 29, 2017 (as amended by Amendment No. 1, Amendment No. 2, Amendment No. 3 and Amendment No. 4 thereto, the “Registration Statement”) and declared effective on April 9, 2018. The definitive consent solicitation statement/prospectus (the “Consent Solicitation Statement”), dated April 9, 2018, that forms a part of the Registration Statement contains additional information about the Transactions and the Transaction Agreement.

New Talos is deemed to be the successor issuer to Stone for purposes of registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to Stone common stock. Immediately following the Merger, Stone was converted into a Delaware limited liability company (the “Conversion”) and renamed Talos Petroleum LLC (“Talos Petroleum”).

The foregoing description of the Transaction Agreement and the Transactions does not purport to be complete, and is qualified in its entirety by reference to the full text of the Transaction Agreement as originally executed on November 21, 2017, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K of Stone filed on November 21, 2017 and is incorporated into this Current Report on Form 8-K by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

On the Closing Date, Stone, New Talos, Computershare Inc. (“Computershare”) and its wholly owned subsidiary Computershare Trust Company, N.A. (together with Computershare, the “Warrant Agent”) entered into Amendment No. 1 (the “Warrant Agreement Amendment”) to the Warrant Agreement, dated as of February 28, 2017, between Stone and the Warrant Agent (the “Warrant Agreement”). The Warrant Agreement Amendment provides that, following the effective time of the Merger, the warrants are exercisable for one share of New Talos common stock in lieu of each share of Stone common stock and Stone’s obligations under the Warrant Agreement were assumed by New Talos. The warrants are exercisable on the same terms and conditions provided in the Warrant Agreement.

This summary of the Warrant Agreement Amendment is qualified in its entirety by reference to the full text of the Warrant Agreement Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

Registration Rights Agreement

In connection with the consummation of the Transactions, on the Closing Date, the Registration Rights Agreement (the “Registration Rights Agreement”), dated as of February 28, 2017, between Stone, Franklin Advisers Inc., as investment manager on behalf of certain funds and accounts (“Franklin”), and MacKay Shields LLC, as investment management on behalf of certain of its clients (“MacKay”), was terminated. The Registration Rights Agreement provided resale registration rights for the shares of Stone common stock held by Franklin and MacKay.

Credit Agreement

In connection with the consummation of the Transactions, on the Closing Date, Stone terminated its existing Fifth Amended and Restated Credit Agreement, dated as of February 28, 2017, among Stone, the lenders party thereto and Bank of America, N.A., as administrative agent and issuing lender (the “Credit Agreement”). No borrowings were outstanding under the Credit Agreement as of the Closing Date.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

Pursuant to the Transaction Agreement, upon the effective time of the Merger, (i) each share of Stone common stock outstanding immediately prior to the Merger (other than treasury shares held by Stone, which were cancelled for no consideration) was converted into the right to receive one share of New Talos common stock, (ii) each unexercised Stone warrant outstanding immediately prior to the Merger was assumed by New Talos and will continue to be subject to the same terms and conditions as immediately prior to the effective time of the Merger except that the warrants are exercisable for shares of New Talos common stock, and (iii) the restricted stock units held by the directors of Stone that were outstanding immediately prior to the Merger vested and were settled in one share of Stone common stock subject to such award, less a number of shares equal to the product of the fair market value of the shares on the day before the Closing Date and the highest marginal federal tax rate applicable to individuals, with the fair market value of the shares subject to the tax reduction paid in cash, and each share of Stone common stock was immediately converted into the right to receive one share of New Talos common stock.

As of the effective time of the Merger, holders of Stone common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of Stone (other than to receive the shares of New Talos common stock or as otherwise provided by the Transaction Agreement or by law). The rights of holders of New Talos common stock are governed by the Amended and Restated Certificate of Incorporation of New Talos (the “New Talos Charter”) and the Amended and Restated Bylaws of New Talos (the “New Talos Bylaws”). The New Talos Charter and New Talos Bylaws, which are filed as Exhibits 3.5 and 3.6, respectively, to this Current Report on Form 8-K are incorporated into this Item 3.03 by reference.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01.	Changes in Control of Registrant.

A change of control of Stone occurred on May 10, 2018 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into Stone, with Stone surviving the merger as a direct wholly owned subsidiary of New Talos.

The information set forth in the Introduction and Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Restricted Stock Unit Agreement

On May 8, 2018, the board of directors of Stone (the “Board”) approved and Stone entered into an amendment (the “Amendment”) to the Stone Energy Corporation Director Restricted Stock Unit Agreement (“RSU Agreement”) with James M. Trimble, which amended the RSU Agreement to provide that for purposes of the RSU Agreement, the term “Fair Market Value” shall mean the mean of the high and low sales prices of Stone common stock reported on the NYSE on the day prior to a Corporate Change (as defined in the RSU Agreement) in order to to facilitate the logistics for the closing of the Transactions.

This summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated into this Item 5.02 by reference.

Departure of Directors and Officers of Stone

In connection with the consummation of the Transactions, at the effective time of the Merger, the following directors of Stone were removed from the Board: Neal P. Goldman, John B. Juneau, David I. Rainey, Charles M. Sledge and David N. Weinstein. Following the director removals, at the effective time of the Merger, Lisa S. Jaubert was appointed to the Board. Mr. Trimble and Ms. Jaubert ceased to be directors at the effective time of the Conversion.

Also in connection with the consummation of the Transactions, at the effective time of the Merger, the following executive officers of Stone were terminated from the following positions: Kenneth H. Beer (Executive Vice President and Chief Financial Officer), Keith A. Seilhan (Chief Operating Officer), Ms. Jaubert (Senior Vice President, General Counsel and Secretary), Thomas L. Messonnier (Vice President – Exploration and Business Development) and Florence M. Ziegler (Vice President – Human Resources and Administration). Following the officer terminations, at the effective time of the Merger, Mr. Beer was appointed as Chief Financial Officer and Ms. Jaubert was appointed as General Counsel and Secretary of Stone. At the effective time of the Conversion, Mr. Trimble was terminated as the Interim Chief Executive Officer and President of Stone and Mr. Beer and Ms. Jaubert were terminated as officers.

Termination of 2017 Long-Term Incentive Plan

In connection with the consummation of the Transactions, Stone terminated its 2017 Long-Term Incentive Plan (“2017 LTIP”) on the Closing Date. The only awards granted under the 2017 LTIP were the restricted stock units awarded to the directors of Stone on March 1, 2017.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

In connection with the consummation of the Merger, at the effective time of the Merger, the Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of Stone were amended and restated as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K, and as so amended and restated became the Amended and Restated Certificate of Incorporation and Third Amended and Restated Bylaws of the surviving entity in the Merger.

In connection with the Conversion, Talos Petroleum adopted the Certificate of Formation and Limited Liability Company Agreement of Talos Petroleum, and following the Conversion on the Closing Date, Talos Petroleum adopted the Amended and Restated Limited Liability Company Agreement of Talos Petroleum. The Certificate of Formation and the Amended and Restated Limited Liability Company Agreement of Talos Petroleum are attached as Exhibits 3.3 and 3.4, respectively, to this Current Report on Form 8-K.

This summary of the governing documents of the surviving entity and Talos Petroleum is qualified in its entirety by reference to the full text of the governing documents, copies of which are attached as Exhibits 3.1, 3.2, 3.3 and 3.4 to this Current Report on Form 8-K and are incorporated into this Item 5.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Certificate of Incorporation of Stone Energy Corporation, as the surviving entity

3.2	Third Amended and Restated By-Laws of Stone Energy Corporation, as the surviving entity

3.3	Certificate of Formation of Talos Petroleum LLC

3.4	Amended and Restated Limited Liability Company Agreement of Talos Petroleum LLC

3.5	Amended and Restated Certificate of Incorporation of Talos Energy Inc.

3.6	Amended & Restated Bylaws of Talos Energy Inc.

10.1	Amendment No. 1 to Warrant Agreement, dated as of May 10, 2018, among Stone Energy Corporation, Sailfish Energy Holdings Corporation, Computershare Inc. and Computershare Trust Company, N.A., collectively, as warrant agent

10.2	Amendment to Stone Energy Corporation Director Restricted Stock Unit Agreement, dated as of May 8, 2018, between Stone Energy Corporation and James M. Trimble

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS PETROLEUM LLC

Date: May 14, 2018	By:	/s/ William S. Moss III
	Name:	William S. Moss III
	Title:	Executive Vice President,
General Counsel and Secretary